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                                                                   EXHIBIT 21.1


                               BMC SOFTWARE, INC.
                                  SUBSIDIARIES


                                        JURISDICTION OF
          NAME                           INCORPORATION
          ----                          ---------------

BMC Software (AUST.) Pty. Ltd.             AUSTRALIA

BMC Software Belgium NV/SA                 BELGIUM

BMC Software DO Brasil                     BRAZIL

BMC Software A/S                           DENMARK

BMC Software France                        FRANCE

BMC Software GmbH                          GERMANY

BMC Software Srl                           ITALY

BMC Software Japan Ltd.                    JAPAN

BMC Software, Limited                      UNITED KINGDOM

BMC Software PTE Ltd (ASIA)                Singapore

BMC Software (Spain)                       SPAIN

BMC Software FSC, Inc.                     U.S.A.

BMC Software Services, Inc.                U.S.A.

BMC Software Education, Inc.               U.S.A.

BMC Software Distribution, Inc.            U.S.A.

BMC Software Texas, Inc.                   U.S.A.

BMC Software Distribution B.V.             NETHERLANDS

BMC Software B.V.                          NETHERLANDS

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BMC Software Investment B.V.               NETHERLANDS

BMC Software Cayman, LDC                   GRAND CAYMAN ISLANDS

Patrol Software, Inc.                      U.S.A.

Patrol Texas, Inc.                         U.S.A.

Peer Networks, Inc.                        USA

Hawknet, Inc.                              USA

BMC Software Hong Kong                     Hong Kong

BMC Software Korea, Ltd.                   Korea

BMC Software GmbH                          Austria

BMC Software GmbH                          Switzerland